UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 24, 2017
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 24, 2017, the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) designated the following individuals as executive officers of the Company to serve in the capacities noted below:
James R. McLemore, age 57, was appointed as the President and Chief Executive Officer of the Company and MidSouth Bank, N.A., the Company’s wholly-owned banking subsidiary (the “Bank”). Mr. McLemore previously had been serving as the Company’s Interim President and Chief Executive Officer since April 2017 and Chief Financial Officer since July 2009. Prior to joining the Company, Mr. McLemore served as Executive Vice President and Chief Financial Officer of Security Bank Corporation from 2002 until July 2009. In July 2009, subsequent to Mr. McLemore’s departure, the six subsidiary banks of Security Bank Corporation were closed and the FDIC was appointed receiver of the banks. Security Bank Corporation subsequently filed for bankruptcy in August of 2009.
Kade G. Peterson, age 52, was appointed Senior Executive Vice President, Chief Information Officer and Chief Operating Officer of the Company and the Bank. Mr. Peterson previously had been serving as Chief Information Officer of the Bank since April 2017. Prior to joining the Company, Mr. Peterson served as Executive Vice President – Chief Operating Officer of USAmeriBank in Tampa, Florida (now Umpqua Bank) for three years and Executive Vice President – Operations and Technology Executive for Sterling Bank in Spokane, Washington for four years prior joining USAmeriBank. Prior to Sterling Bank, Mr. Peterson also served in various capacities for Zions Bancorporation. In connection with his appointment, Mr. Peterson entered into a Change in Control Agreement with the Company that provides, among other things, that if Mr. Peterson’s employment is terminated by the Company without cause or by Mr. Peterson with good reason, in each case, within 2 years following a change in control of the Company, then Mr. Peterson will be entitled to receive an amount equal to his annual salary, payable in 12 monthly installments. The agreement also contains non-solicitation and non-competition restrictive covenants for the 12 month period in which Mr. Peterson is receiving payment pursuant to the agreement.
Jeff Blum, age 48, was appointed as Senior Executive Vice President and Chief Lending Officer of the Company and the Bank. Mr. Blum previously had been serving as Senior Executive Vice President and Chief Credit Officer of the Company and the Bank since August 2014. Prior to joining the Company, Mr. Blum worked for Whitney Bank since 1993, having most recently served as Morgan City area president. On May 24, 2017, Mr. Blum received an award under the Company’s 2007 Omnibus Incentive Compensation Plan of 10,000 shares or restricted stock that become 60% vested on the third annual anniversary of the grant date, 80% vested on the fourth annual anniversary of the grant date, and 100% vested on the fifth annual anniversary of the grant date, provided that Mr. Blum remains employed with the Company.
Erin DeWitt, age 38, was appointed as Senior Executive Vice President and Chief Risk Officer of the Company and the Bank. Ms. DeWitt previously had been serving as Chief Risk Officer of the Bank since April 2017. Prior to joining the Company, Ms. DeWitt served as Chief Risk Officer for Scottrade Financial Services for two years. Ms. DeWitt served in various risk related roles at Capital One over seven years prior to joining Scottrade. Ms. DeWitt was also an examiner with the Federal Reserve System from 2000-2004. In connection with her appointment, Ms. DeWitt entered into a Change in Control Agreement with the Company that provides, among other things, that if Ms. DeWitt’s employment is terminated by the Company without cause or by Ms. DeWitt with good reason, in each case, within 2 years following a change in control of the Company, then Ms. DeWitt will be entitled to receive an amount equal to her annual salary, payable in 12 monthly installments. The agreement also contains non-solicitation and non-competition restrictive covenants for the 12 month period in which Ms. DeWitt is receiving payment pursuant to the agreement.
Lorraine D. Miller, age 53, was appointed as Executive Vice President and Chief Financial Officer of the Company and the Bank.  Ms. Miller previously had been serving as the Senior Vice President, Director of Mergers and Acquisitions of the Company and the Bank since February 2010, and the Treasurer of the Company and the Bank since January 2013.  Prior to joining the Company, Ms. Miller served as Senior Vice President in Finance and Investor Relations roles with Security Bank Corporation and WestPoint

Home and as a Senior Equity Research Analyst at SunTrust Equitable Securities and The Robinson-Humphrey Company, Inc. over a span of 23 years. In connection with her appointment, Ms. Miller entered into a Change in Control Agreement with the Company that provides, among other things, that if Ms. Miller’s employment is terminated by the Company without cause or by Ms. Miller with good reason, in each case, within 2 years following a change in control of the Company, then Ms. Miller will be entitled to receive an amount equal to her annual salary, payable in 12 monthly installments. The agreement also contains non-solicitation and non-competition restrictive covenants for the 12 month period in which Ms. Miller is receiving payment pursuant to the agreement.
Clay Abington, age 50, was appointed as Executive Vice President, Corporate Efficiency and oversees human resources. Mr. Abington previously had been serving as Senior Vice President, Business Process Manager since December 2012. Prior to joining the Company, Mr. Abington served in various capacities for PSB Financial, Inc., including Senior Vice President and Chief Risk Officer. Mr Abington is the son of Mr. Leonard Q. “Pete” Abington, a member of the Company’s board of directors.
The above summary of the terms of the Change in Control Agreements with Mr. Peterson, Ms. DeWitt and Ms. Miller are qualified in their entirety by reference to the agreements that are attached to this Current Report as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

10.1    Change in Control Agreement between MidSouth Bancorp, Inc. and Kade G. Peterson.
10.2    Change in Control Agreement between MidSouth Bancorp, Inc. and Erin DeWitt.
10.3    Change in Control Agreement between MidSouth Bancorp, Inc. and Lorraine D. Miller.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Date:	May 31, 2017